Exhibit 99.1

Reconciliation of non-GAAP financial measures to the corresponding GAAP measure (Unaudited) - March 31, 2005

(Dollars in millions, except per share amounts)

A.      Free Cash Flow

Quarter

RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004, TO FREE CASH FLOW FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004

	1st Quarter
	2005	2004	Increase

Cash provided by operating activities for the three months ended March 31, 2005 and 2004	$40.1	$31.0	29%

Adjustments to reconcile cash provided by operating activities for the three months ended March 31, 2005 and 2004, to free cash flow for the three months ended March 31, 2005 and 2004:

Additions to property and equipment for the three months ended March 31, 2005 and 2004	(1.8)	(3.3)
Additions to other assets, net, for the three months ended March 31, 2005 and 2004	(8.0)	(5.2)
Free cash flow for the three months ended March 31, 2005 and 2004	$30.3	$22.5	35%

B.      Free Cash Flow excluding the impact of the FACT Act

Quarter

RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES EXCLUDING FACT ACT FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004, TO FREE CASH FLOW EXCLUDING FACT ACT FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004

	1st Quarter
	2005	2004	Increase

Cash provided by operating activities for the three months ended March 31, 2005 and 2004	$40.1	$31.0	29%

Adjustments to reconcile net income to net income excluding FACT Act for the three months ended March 31, 2005 and 2004	(2.6)	—

Cash provided by operating activities excluding FACT Act for the three months ended March 31, 2005 and 2004	37.5	31.0	21%

Adjustments to reconcile cash provided by operating activities excluding FACT Act for the three months ended March 31, 2005 and 2004, to free cash flow excluding FACT Act for the three months ended March 31, 2005 and 2004:

Additions to property and equipment excluding FACT Act for the three months ended March 31, 2005 and 2004	(1.5)	(3.3)
Additions to other assets, net, excluding FACT Act for the three months ended March 31, 2005 and 2004	(7.0)	(5.2)
Free cash flow excluding FACT Act for the three months ended March 31, 2005 and 2004	$29.0	$22.5	29%

C.      Income from continuing operations excluding the impact of the FACT Act

RECONCILIATION OF INCOME FROM CONTINUING OPERATIONS TO INCOME FROM CONTINUING OPERATIONS EXCLUDING FACT ACT

	1st Quarter 2005
	Pre-tax	After-tax	EPS	EPS Growth

Income from continuing operations	$94.3	$58.6	$0.44	16%
FACT Act regulatory recovery fee	(9.0)	(5.6)	(0.04)
FACT Act expenses	6.4	3.9	0.03
Income from continuing operations - excluding FACT Act	$91.7	$56.9	$0.43	13%

D.      Cumulative FACT Act cash flow impact

FACT Act (January 1, 2004 - March 31, 2005)
Regulatory recovery fee	$7.4
FACT Act expenses, excluding depreciation	(10.3)
FACT Act capital investment	(10.9)
Net FACT Act cash flow to date	$(13.8)

E.      Consolidated revenue growth, excluding regulatory recovery fee

	1st Quarter
	2005	2004	Growth $	Growth%

Operating revenue	$343.4	$309.9	$33.5	11%
FACT Act regulatory recovery fee	(9.0)	—	nm	nm
Operating revenue, excluding regulatory recovery fee	$334.4	$309.9	$24.5	8%

nm - not meaningful

F.      North America Information Services revenue growth, excluding regulatory recovery fee

	1st Quarter
	2005	2004	Growth $	Growth %

Operating revenue	$192.5	$173.8	$18.7	11%
FACT Act regulatory recovery fee	(9.0)	—	nm	nm
Operating revenue, excluding regulatory recovery fee	$183.5	$173.8	$9.7	6%

nm - not meaningful

G.      U.S. Consumer and Commercial Services revenue growth, excluding regulatory recovery fee

	1st Quarter
	2005	2004	Growth $	Growth %

Operating revenue	$144.4	$132.0	$12.4	9%
FACT Act regulatory recovery fee	(8.2)	—	nm	nm
Operating revenue, excluding regulatory recovery fee	$136.2	$132.0	$4.2	3%

nm - not meaningful

H.      Mortgage Services revenue growth, excluding regulatory recovery fee

	1st Quarter
	2005	2004	Growth $	Growth %

Operating revenue	$21.4	$18.4	$3.0	16%
FACT Act regulatory recovery fee	(0.8)	—	nm	nm
Operating revenue, excluding regulatory recovery fee	$20.6	$18.4	$2.2	12%

nm - not meaningful

I.       Information Services operating income, excluding FACT Act-related operating income

	1st Quarter
	2005	2004	Growth $	Growth %

Operating income	$84.3	$74.9	$9.4	13%
FACT Act operating income	(3.0)	—	nm	nm
Operating income, excluding FACT Act operating income	$81.3	$74.9	$6.4	9%

nm - not meaningful

J.      Personal Solutions operating income, excluding FACT Act-related operating income

	1st Quarter
	2005	2004

Operating income	$3.0	$6.8
FACT Act operating expense	0.1	—
Operating income, excluding FACT Act operating income	$3.1	$6.8

K.      Corporate operating income, excluding FACT Act-related operating income

	1st Quarter
	2005	2004

Operating income	$(17.9)	$(15.4)
FACT Act operating expense	0.3	—
Operating income, excluding FACT Act operating income	$(17.6)	$(15.4)

L.      Personal Solutions operating income and profit margin, excluding radio advertising expense

	1st Quarter
	2005	Profit Margin	2004	Profit Margin

Operating income	$3.0	10%	$6.8	27%
Radio advertising expense	3.6	nm	—	nm
Operating income, excluding radio advertising expense	$6.6	22%	$6.8	27%

nm - not meaningful

Notes to our Reconciliation of non-GAAP Financial Measures to GAAP Measures

1. We calculate free cash flow by subtracting capital-related expenditures from cash provided by operations. Free cash flow is useful to management and the Company’s investors in measuring the cash generated by the Company that is available to be used for business and strategic initiatives. Free cash flow is not a measurement of liquidity under GAAP and should not be considered as an alternative to cash flows from operating activities as a measure of liquidity. In addition, our calculation of free cash flow may be different from the calculation used by other companies and therefore, comparability may be limited.

2. The Fair and Accurate Credit Transactions Act of 2003 (“FACT Act”) amended the Fair Reporting Act and became law in December 2003.  During 2004 we established, along with the other nationwide credit reporting agencies, a centralized request facility, Central Source, LLC, which is owned jointly by Equifax, Experian Information Solutions, Inc. and TransUnion LLC, to provide to consumers, upon their request, a free annual credit file disclosure on a phased-in basis beginning on December 1, 2004.  On December 1, 2004, we began to assess a regulatory recovery fee for certain of our business-to-business products to help mitigate the costs required to implement the provisions of the FACT Act.  During 2005, the initial implementation of the annual free credit report required by the FACT Act will be completed, and our related regulatory recovery fee will remain in effect as we continue to address the challenges involved in complying with the FACT Act.  We have incurred significant compliance costs to implement the FACT Act requirements and have captured those cumulative expenses and related capital investment in a table in our Non-GAAP measures, “Cumulative FACT Act cash flow impact”.

The net impact of the free credit file disclosure and other requirements of the FACT Act on our business will depend on numerous factors, including among others the actual demand of consumers for free credit reports and our experience marketing fee-generating products to consumers requesting free credit file disclosures.

3. Equifax believes that the measures presented above that exclude items related to the FACT Act are measures that should be presented in addition to the amounts that are determined in accordance with GAAP and are useful to investors. The following matters should be considered when evaluating these non-GAAP financial measures:

• Equifax reviews the operating results and effectiveness of the Company and its business segments excluding revenue and expenses related to the FACT Act because it allows investors to evaluate more effectively the performance of the Company’s businesses. We believe that these items should be excluded in order to compare operating performance in past, current and future periods.

• Revenue and expenses related to the FACT Act are material and are considered to be incremental to the normal operations of our business. Corporate management is responsible for making decisions about complying with the provisions of the FACT Act.

• These non-GAAP financial measures should not be considered a substitute for GAAP operating measurements.

4. Equifax believes that Personal Solutions operating income and profit margin, excluding radio advertising expense, is a measure that should be presented in addition to the amounts that are determined in accordance with GAAP and is useful to investors. The following matters should be considered when evaluating this non-GAAP financial measure:

• Equifax reviews the operating results and effectiveness of Personal Solutions excluding radio advertising expense because it allows investors to evaluate more effectively the performance of Personal Solutions.  Since the first quarter of 2005 included significant radio advertising campaign expense which was not present in the first quarter of 2004, we believe that this item should be excluded in order to provide a clearer basis for comparison of the operating performance of Personal Solutions with the prior period.

• These non-GAAP financial measures should not be considered a substitute for GAAP operating measurements.